                                                                               .
                                                                               .
                                                                               .

                           DIRECTORS POWER OF ATTORNEY

City of Minneapolis

State of Minnesota

     Each of the undersigned, as directors of the below listed open-end investment company:

                                                    1940 Act
                                                  Reg. Number
                                                  -----------
RIVERSOURCE DIVERSIFIED INCOME SERIES, INC.       811-2503
RIVERSOURCE GLOBAL SERIES, INC.                   811-5696
RIVERSOURCE GOVERNMENT INCOME SERIES, INC.        811-4260
RIVERSOURCE HIGH YIELD INCOME SERIES, INC.        811-3848
RIVERSOURCE INTERNATIONAL MANAGERS SERIES, INC.   811-10427
RIVERSOURCE INVESTMENT SERIES, INC.               811-54
RIVERSOURCE LARGE CAP SERIES, INC.                811-2111
RIVERSOURCE MARKET ADVANTAGE SERIES, INC.         811-5897
RIVERSOURCE MONEY MARKET SERIES, INC.             811-2591
RIVERSOURCE STRATEGY SERIES, INC.                 811-3956
SELIGMAN GLOBAL FUND SERIES, INC.                 811-06485
SELIGMAN GROWTH FUND, INC.                        811-00229
SELIGMAN MUNICIPAL FUND SERIES, INC.              811-03828
SELIGMAN VALUE FUND SERIES, INC.                  811-08031

hereby constitutes and appoints Stephen R. Lewis, Jr., any other member of the Boards, and Scott R. Plummer, or any one of these persons individually as her or his attorney-in-fact and agent to file and sign for her or him in her or his name, place and stead any Registration Statement on Form N-14 (including any and all amendments thereto) relating to the following mergers:

Seligman Core Fixed Income Fund, Inc., into RiverSource Diversified Bond Fund, a series of RiverSource Diversified Income Series, Inc.,

Seligman Emerging Markets Fund, a series of Seligman Global Fund Series, Inc., into Threadneedle Emerging Markets Fund, a series of RiverSource Global Series, Inc., and Seligman Global Growth Fund, a series of Seligman Global Fund Series, Inc., into Threadneedle Global Equity Fund, a series of RiverSource Global Series, Inc.,

Seligman U.S. Government Securities Fund, a series of Seligman High Income Fund Series, into RiverSource Short Duration U.S. Government Fund, a series of RiverSource Government Income Series, Inc.,

Seligman High-Yield Fund, a series of Seligman High Income Fund Series, into RiverSource High Yield Bond Fund, a series of RiverSource High Yield Income Series, Inc.,

Seligman International Growth Fund, a series of Seligman Global Fund Series, Inc., into RiverSource Partners International Select Growth Fund, a series of RiverSource International Managers Series, Inc.,

Seligman Income and Growth Fund, Inc., into RiverSource Balanced Fund, a series of RiverSource Investment Series, Inc.,

RiverSource Large Cap Equity Fund, a series of RiverSource Large Cap Series, Inc., and Seligman Common Stock Fund, Inc., into RiverSource Disciplined Equity Fund, a series of RiverSource Large Cap Series, Inc.,

Seligman Asset Allocation Moderate Growth Fund, a series of Seligman Asset Allocation Series, Inc., into RiverSource Portfolio Builder Aggressive Fund, a series of RiverSource Market Advantage Series, Inc., Seligman Asset Allocation Balanced Fund, a series of Seligman Asset Allocation Series, Inc., into RiverSource Portfolio Builder Moderate Aggressive Fund, a series of RiverSource Market Advantage Series, Inc., and Seligman Asset Allocation Growth Fund and Seligman Asset Allocation Aggressive Growth Fund, each a series of Seligman Asset Allocation Series, Inc., into RiverSource Portfolio Builder Total Equity Fund, a series of RiverSource Market Advantage Series, Inc.,

Seligman Cash Management Fund, Inc. and RiverSource Tax-Exempt Money Market Fund, a series of RiverSource Tax-Exempt Money Market Series, Inc., into RiverSource Cash Management Fund, a series of RiverSource Money Market Series, Inc.,

RiverSource Large Cap Value Fund, a series of RiverSource Large Cap Series, Inc., into RiverSource Equity Value Fund, a series of RiverSource Strategy Series, Inc.,

RiverSource Global Technology Fund, a series of RiverSource Global Series, Inc., into Seligman Global Technology Fund, a series of Seligman Global Fund Series, Inc.,

RiverSource Growth Fund, a series of RiverSource Large Cap Series, Inc., into Seligman Growth Fund, Inc.

Seligman Colorado Municipal Class, Seligman Georgia Municipal Class, Seligman Louisiana Municipal Class, Seligman Maryland Municipal Class, Seligman Massachusetts Municipal Class, Seligman Michigan Municipal Class, Seligman Missouri Municipal Class, Seligman Ohio Municipal Class, Seligman Oregon Municipal Class and Seligman South Carolina Municipal Class, each a series of Seligman Municipal Fund Series, Inc., Seligman Florida Municipal Series and Seligman North Carolina Municipal Series, each a series of Seligman Municipal Series Trust, Seligman New Jersey Municipal Fund, Inc. and Seligman Pennsylvania Municipal Fund Series into Seligman National Municipal Class, a series of Seligman Municipal Fund Series, Inc.,

RiverSource Small Cap Advantage Fund, a series of RiverSource Strategy Series, Inc., into Seligman Smaller-Cap Value Fund, a series of Seligman Value Fund Series, Inc.,

and any other document, upon the advice of counsel, filed by RIVERSOURCE DIVERSIFIED INCOME SERIES, INC., RIVERSOURCE GLOBAL SERIES, INC., RIVERSOURCE GOVERNMENT INCOME SERIES, INC, RIVERSOURCE HIGH YIELD INCOME SERIES, INC., RIVERSOURCE INTERNATIONAL MANAGERS SERIES, INC., RIVERSOURCE INVESTMENT SERIES, INC., RIVERSOURCE LARGE CAP SERIES, INC., RIVERSOURCE MARKET ADVANTAGE SERIES, INC., RIVERSOURCE MONEY MARKET SERIES, INC., RIVERSOURCE STRATEGY SERIES, INC., SELIGMAN GLOBAL FUND SERIES, INC., SELIGMAN GROWTH FUND, INC., SELIGMAN MUNICIPAL FUND SERIES, INC., AND SELIGMAN VALUE FUND SERIES, INC. with the Securities and Exchange Commission pursuant to the provisions of the Securities Act of 1933 and the Investment Company Act of 1940;

and grants them the full power and authority to do and perform each and every act required and necessary to be done in connection therewith.

Dated the 8th day of January, 2009.


/s/ Kathleen A. Blatz
-------------------------------------
Kathleen A. Blatz


/s/ Arne H. Carlson
-------------------------------------
Arne H. Carlson


/s/ Pamela G. Carlton
-------------------------------------
Pamela G. Carlton


/s/ Patricia M. Flynn
-------------------------------------
Patricia M. Flynn


/s/ Anne P. Jones
-------------------------------------
Anne P. Jones


/s/ Jeffrey Laikind
-------------------------------------
Jeffrey Laikind


/s/ Stephen R. Lewis, Jr.
-------------------------------------
Stephen R. Lewis, Jr.


/s/ John F. Maher
-------------------------------------
John F. Maher


/s/ Catherine James Paglia
-------------------------------------
Catherine James Paglia


/s/ Leroy C. Richie
-------------------------------------
Leroy C. Richie


/s/ Alison Taunton-Rigby
-------------------------------------
Alison Taunton-Rigby


/s/ William F. Truscott
-------------------------------------
William F. Truscott